Automatic Reinsurance Agreement

between

MONY LIFE INSURANCE COMPANY
New York, New York
(hereinafter referred to as the CEDING COMPANY)

and

AXA RE LIFE INSURANCE COMPANY
now known as
AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
as of September 14, 2000
New York, New York
(hereinafter referred to as the REINSURER)

Effective October 1, 1999

This Agreement will hereinafter be referred to as Agreement No. 99028NY

Contents

Articles **Page**

Schedules

Exhibits

All provisions of this Agreement are subject to the laws of the State of New York.

Article I

Scope of Agreement

A. On and after the 1st day of October 1999, the CEDING COMPANY shall automatically reinsure with the REINSURER and the REINSURER shall automatically accept, a quota-share percentage (defined in Schedule A) of the mortality net amount at risk (MNAR) as defined in Article IV, generated prior to termination of the REINSURER's liability (defined in Article II), by the Guaranteed Minimum Death Benefit provisions within the variable annuity contracts issued by the CEDING COMPANY as set forth in Schedule A.

B. The REINSURER's maximum aggregated VNAR (defined in Article IV) claim payment in any one calendar year shall not exceed [redacted] of the REINSURER's quota-share percentage of the average aggregate account value over each respective calendar year of coverage. This average shall be calculated by way of a *trapezoidal rule* as shown in Exhibit III.

C. The REINSURER's annual aggregate SCNAR (defined in Article IV) claim payment has no independently calculated annual aggregate claim limit.

D. The REINSURER's maximum MNAR (defined in Article IV) claim payment on any one life reinsured hereunder shall be limited to [redacted] multiplied by the quota-share percentage reinsured by the REINSURER.

E. This Agreement covers only the CEDING COMPANY's liability for claims paid under variable annuity contract forms specified in Schedule A and supported by investment funds specified in Schedule B and its amendments, that were submitted to the REINSURER prior to their issuance.

Article II

Commencement and Termination of Liability

A. On reinsurance ceded under the terms of this Agreement, the liability of the REINSURER shall commence simultaneously with that of the CEDING COMPANY. The liability under this Agreement will terminate either in accordance with the Duration of Agreement provisions of this Agreement as stated in Article XX, or upon the earliest of the following occurrences defined in the contract(s) reinsured hereunder:

1. the date the owner elects to annuitize
2. surrender or termination of the contract
3. the death of the owner or annuitant where such death triggers the payment of a death benefit
4. attainment of the maximum annuitization age (as described in the policy forms shown in Schedule A)

B. The REINSURER shall be liable to reimburse claims only on those deaths where the date of death is on or after October 1, 1999, in accordance with Article VII.

Article III

Oversights and Clerical Errors

A. Should either the CEDING COMPANY or the REINSURER fail to comply with any of the terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the CEDING COMPANY or the REINSURER, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the positions they would have occupied had no such oversight, misunderstanding or clerical error occurred. Such conditions are to be reported and corrected promptly after discovery.

B. If the CEDING COMPANY or the REINSURER discovers that the CEDING COMPANY did not cede reinsurance on a contract it should have reinsured under this Agreement, the CEDING COMPANY will take reasonable and necessary steps to ensure that similar oversights do not recur. Then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the positions they would have occupied had the CEDING COMPANY ceded such reinsurance at the original date. If the REINSURER receives no evidence that the CEDING COMPANY has taken action to remedy such a situation, the REINSURER reserves the right to limit its liability to reported contracts only.

C. Any negligent or deliberate acts or omissions by REINSURER regarding the insurance or reinsurance provided are the responsibility of the REINSURER and its liability insurer, if any, but not that of the CEDING COMPANY. Any negligent or deliberate acts or omissions by the CEDING COMPANY regarding the insurance or reinsurance provided are the responsibility of the CEDING COMPANY and its liability insurer, if any, but not that of the REINSURER.

Article IV

Net Amount at Risk

A. The mortality net amount at risk for each variable annuity contract reinsured hereunder shall be equal to the following:

Mortality Net Amount at Risk (MNAR) = VNAR + SCNAR where:

- VNAR = Maximum (a, b) multiplied by the quota-share percentage (defined in Schedule A) where:
  a = (Contractual Death Benefit – Max (Return of Premium, Account Value))
  b = 0

- SCNAR = (Surrender Charges) multiplied by the quota-share percentage - for Issue Ages <70
  = 0 - for Issue Ages 70+

B. The CEDING COMPANY shall be liable for claims associated with the excess of the Return of Premium over the account value on the death of the policyholder. The Return of Premium is defined as net considerations which is defined as deposits less a proportional reduction for any withdrawals. The death benefit and the surrender charges will be as described in the variable annuity contract forms specified in Schedule A.

Article V

Reinsurance Premiums

A. The reinsurance premium is a monthly YRT rate which is applied to the average MNAR over the reporting period on a life-by-life basis, and is equal to [redacted] of the 1994 Variable Annuity MGDB Mortality Table (Exhibit I) which is the 1994 GAM Basic Table increased by [redacted] for margins and contingencies, without projection. The reinsurance premium is subject to minimum and maximum asset-based premium rate levels which vary by issue age.

B. The minimum and maximum asset-based premium rates shall be applied to the greater of the average aggregate GMDB value and the average aggregate account value over the reporting period in force multiplied by the quota-share percentage reinsured by the REINSURER. The reporting period is assumed to be monthly.

C. The annualized reinsurance premium rates are shown in Exhibit II and are expressed in terms of basis points. In practice, they shall be applied on a monthly basis by utilizing one-twelfth (1/12th) of the annualized rates.

D. The YRT rate and the minimum/maximum asset-based premium rates shall be based on the oldest person of a multiple life status.

E. The total reinsurance premium due and payable in any month shall at least equal [redacted].

F. Other

1. The monthly reinsurance premium shall be due and payable as described in Article VI. The REINSURER reserves the right to charge interest on premiums not remitted in accordance with the schedule set forth in Article VI. The interest rate payable by the CEDING COMPANY to the REINSURER for overdue premiums shall be the ninety (90) day Federal Government Treasury Bill rate as first published in the Wall Street Journal in the month following the end of the billing period plus [redacted] basis points. The method of calculation shall be simple interest (360-day year).

2. The reinsurance premium structure described above shall remain in effect as long as the death benefit design, contract fees, mortality and expense charges, administration fees and surrender charges in effect at the inception of this Agreement remain unchanged.

Article VI

Reinsurance Administration

A. Within thirty (30) days of the end of each calendar month, the CEDING COMPANY will furnish the REINSURER with a seriatim electronic report as detailed in Schedule C, for each contract specified in Schedule A, valued as of the last day of that month.

B. Additionally, within thirty (30) days of the end of each calendar month, the CEDING COMPANY will furnish the REINSURER with a separate paper report summarizing the following:

1. reinsurance premiums due the REINSURER separate for each premium class as shown in Exhibit II
2. benefit claim reimbursements due the CEDING COMPANY in total and split by VNAR and SCNAR

C. Furthermore, the REINSURER will use the summary data in Schedule C to calculate and monitor its maximum annual aggregate VNAR liability throughout the calendar year. Upon the receipt of the final report for the calendar year, the REINSURER will "true-up" benefit claim reimbursements, if necessary, from the prior calendar year.

D. If the net balance is due the REINSURER, the amount due shall be remitted with the report statement. If the net balance is due the CEDING COMPANY, the REINSURER shall remit the amount to the CEDING COMPANY within ten (10) days of receipt of the report.

E. Other

1. The REINSURER reserves the right to charge interest [if (a) and (b) below occur] based on the ninety (90) day Federal Government Treasury Bill as first published by the Wall Street Journal in the month following the end of the billing period plus fifty (50) basis points. The method of calculation shall be simple interest (360-day year).

   (a) premiums are not paid within sixty (60) days of the due date shown on the statement
   (b) premiums for first year business are not paid within one-hundred-eighty (180) days of the effective date of the policy

2. The REINSURER will have the right to terminate this Agreement when premium payments are in default by giving ninety (90) days' written notice of termination to the CEDING COMPANY. As of the close of the last day of this ninety (90) day notice period, the REINSURER's liability for all risks reinsured associated with the defaulted premiums under this Agreement will terminate. The first day of the ninety (90) day notice of termination will be the day the notice is received in the mail by the CEDING COMPANY or if the mail is not used, the day it is delivered to the CEDING COMPANY. If all premiums in default are received within the ninety (90) day time period, the Agreement will remain in effect.

3. Payments between the CEDING COMPANY and the REINSURER may be paid net of any amount due and unpaid under this Agreement.

Article VII

Settlement of Claims

A. The claims, calculated as set forth in Article IV, that are eligible for reimbursement are only those that the CEDING COMPANY is contractually required to pay on deaths that occur on or after the Effective Date of this Agreement and subject to benefit limitations as described in Article I.

B. In the event the CEDING COMPANY provides satisfactory proof of claim liability to the REINSURER, claim settlements made by the CEDING COMPANY shall be unconditionally binding on the REINSURER. In every case of claim, copies of the proofs obtained by the CEDING COMPANY will be taken by the REINSURER as sufficient.

C. Within thirty (30) days of the end of each calendar month, the CEDING COMPANY shall notify the REINSURER of the reinsured contractual death benefits paid in that month, based on the net amount at risk definition set forth in Article IV, and the REINSURER shall reimburse the CEDING COMPANY, as provided in Article VI, for the reinsured benefits.

D. Settlements by the REINSURER shall be in a lump sum regardless of the mode of payment made by the CEDING COMPANY.

E. In no event will the REINSURER participate in punitive or compensatory damages, which are awarded against the CEDING COMPANY as a result of an act, omission or course of conduct committed solely by the CEDING COMPANY in connection with the insurance reinsured under this Agreement. The REINSURER shall, however, pay its share of statutory penalties awarded against the CEDING COMPANY in connection with insurance reinsured under this Agreement if the REINSURER elected to join in the contest of the coverage in question.

The parties recognize that circumstances may arise in which equity would require the REINSURER, to the extent permitted by law, to share proportionately in certain assessed situations in which the REINSURER was an active party and directed, consented to, or ratified the act, omission or course of conduct of the CEDING COMPANY which ultimately resulted in the assessment of the extra-contractual damages, other than statutory damages. In such situations, the REINSURER and the CEDING COMPANY shall share such damages so assessed, in equitable proportions. For the purposes of this provision, the following definitions will apply:

- *"Punitive Damages"* are those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute

- *"Statutory Penalties"* are those amounts awarded as a penalty, but fixed in amount by statute

- *"Compensatory Damages"* are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty, nor fixed in amount by statute

If the REINSURER declines to be party to the contest, compromise, or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise, or litigation, and its proportionate share of covered expenses incurred to the date it notifies the CEDING COMPANY it declines to be a party.

F. In no event will the REINSURER be liable for expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits, provided the REINSURER makes payment of the amount of reinsurance to the CEDING COMPANY, as described in the above paragraph.

Article VIII

Recapture Privileges

The CEDING COMPANY may recapture existing reinsurance in force up to its then published retention in accordance with the following rules:

A. The CEDING COMPANY will notify the REINSURER of its intent to recapture at least ninety (90) days prior to any recaptures.

B. No recapture will be made unless reinsurance has been in force for fifteen (15) years.

C. No recapture will be made unless the total carry-forward is not in a negative position. The total carry-forward is defined as the sum of the carry-forwards of this Agreement and the complementary GMIB Agreement, if any, that reinsures the same related contracts.

D. The carry-forward for each Agreement is defined as the current period's reinsurance premium minus all reinsurance claims paid under this Agreement minus a [redacted] annual expense allowance applied against the average aggregate Account Value minus the change in treaty reserves plus last period's loss carry-forward. The carry-forward amount is accumulated at the ninety (90) day Federal Government Treasury Bill rate as published in the Wall Street Journal on the first business day of the current period plus [redacted].

E. Upon election, recapture shall occur ratably over a thirty-six (36) month period (i.e., the initial quota-share percentage reduces [redacted] times the initial quota-share percentage each month). It is irrevocable once elected.

F. It is the responsibility of the CEDING COMPANY to determine the carry-forward, based on the method described above.

Article IX

Inspection of Records

A. The REINSURER, or its duly appointed representatives, shall have the right at all reasonable times and for any reasonable purpose to inspect at the office of the CEDING COMPANY all records referring to reinsurance ceded to the REINSURER.

B. Relating to the business reinsured hereunder, the CEDING COMPANY or its duly appointed representatives shall have the right at all reasonable times and for any reasonable purpose, to inspect at the office of the REINSURER all records referring to reinsurance ceded from the CEDING COMPANY.

Article X

Reinsurance Credit

It is the intention of ~~both~~ the REINSURER and the CEDING COMPANY that ~~the~~ CEDING COMPANY qualify for reinsurance credit in all States for the reinsurance ceded hereunder. The REINSURER, at its sole cost and expense, shall do all that is necessary to comply with the insurance laws and regulations of all States to enable the CEDING COMPANY to take credit for the reinsurance ceded hereunder, including delivery of any reports required thereunder.

Article XI

Insolvency

A. In the event of the insolvency of the CEDING COMPANY, all reinsurance will be payable on the basis of the liability of the CEDING COMPANY on the policies reinsured directly to the CEDING COMPANY or its liquidator, receiver or statutory successor without diminution because of the insolvency of the CEDING COMPANY.

B. In the event of insolvency of the CEDING COMPANY, the liquidator, receiver or statutory successor will within a reasonable time after the claim is filed in the insolvency proceeding, give written notice to the REINSURER of all pending claims against the CEDING COMPANY or any policies reinsured. While a claim is pending, the REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the CEDING COMPANY or its liquidator, receiver or statutory successor. The expenses incurred by the REINSURER will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expenses will be apportioned in accordance with the terms of the Reinsurance Agreement as though such expense had been incurred by the CEDING COMPANY.

C. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the REINSURER or CEDING COMPANY with respect to this Agreement are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid. However, in the event of liquidation, the REINSURER may offset against undisputed amounts which are due and payable to the CEDING COMPANY, only those undisputed amounts due the REINSURER which are not more than one-hundred-eighty (180) days past due at the date of the court order of liquidation.

D. In the event of insolvency of the REINSURER, the CEDING COMPANY may recapture immediately all ceded benefits upon written notice to the REINSURER, its liquidator, receiver or statutory successor. The CEDING COMPANY shall also have a claim on the REINSURER for any reinsurance credit amounts including reserves, unearned premiums and other amounts due the CEDING COMPANY on such cession, at the date of recapture.

Article XII

Negotiation

A. Within ten (10) days after one of the parties has given the other the first written notification of a specific dispute, each party will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The specific format for such discussions will be decided by the designated officers.

B. If the officers cannot resolve the dispute within thirty (30) days of their first meeting, the parties will agree to submit the dispute to formal arbitration. However, the parties may agree in writing to extend the negotiation period for an additional thirty (30) days.

Article XIII

Arbitration

A. It is the intention of the CEDING COMPANY and the REINSURER that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If after the negotiation required by Article XII, the REINSURER or the CEDING COMPANY cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. There will be no appeal of their decision, and any court having jurisdiction of the subject matter and the parties, may reduce that decision to judgement.

B. To initiate arbitration, either the REINSURER or the CEDING COMPANY will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.

C. There will be three arbitrators who will be current or former officers of life insurance companies other than the contracting companies or affiliates thereof. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within thirty (30) days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within thirty (30) days of their appointment, then the appointment of said arbitrator will be left to the President of the American Arbitration Association. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by majority of votes.

D. It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in Section A of this Article.

E. The arbitration hearing will be held on the date fixed by the arbitrators in New York City. In no event will this date be later than three (3) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments they will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. Each party may examine any witnesses who testify at the arbitration hearing.

F. The cost of arbitration will be divided between the parties, unless the arbitrators decide otherwise.

Article XIV

Right to Offset Balances Due

The CEDING COMPANY and the REINSURER shall have, and may exercise at any time, the right to offset any balance or balances due one party to the other, its successors or assignees, against balances due to the other party under this Agreement or under any other Agreements or Contracts previously or subsequently entered into between the CEDING COMPANY and the REINSURER. This right of offset shall not be affected or diminished because of the insolvency of either party to this Agreement.

Article XV

Contract and Program Changes

A. The CEDING COMPANY may amend, substitute, add, or delete variable investment funds to the investment options supporting the annuity contract as described in the contract general provisions. No such change will be made by the CEDING COMPANY without prior notification to the REINSURER and without the prior approval of the Securities and Exchange Commission, if necessary. The CEDING COMPANY agrees to maintain at all times a satisfactory selection of core investment options with characteristics similar to those listed in Schedule B.

B. The CEDING COMPANY shall also give the REINSURER advance notice of any other changes to its annuity product design and/or death benefit design, its fees and charges, its distribution systems and/or methods, or the addition of any riders to any contract forms reinsured hereunder.

C. Should any such change as stated above result in a material change in the underlying risk, the REINSURER shall have the right to modify, for that product line only, any of the terms of this Agreement in order to restore the REINSURER to its original position.

D. The CEDING COMPANY agrees to provide the REINSURER with all contractholder communications as though the CEDING COMPANY were a contractholder in the State of New York.

Article XVI

Confidentiality

A. This Agreement incorporates the confidentiality agreement previously agreed to between the parties on April 20, 1999 (Exhibit IV). All matters with respect to this Agreement require the utmost good faith of both parties. Both the CEDING COMPANY and the REINSURER shall hold confidential and not disclose or make competitive use of any shared proprietary information unless otherwise agreed to in writing, or unless the information otherwise becomes publicly available, or the disclosure of which is required for retrocession purposes, or has been mandated by law, or is duly required by external auditors.

B. The REINSURER will treat all personal policyholder information received from the CEDING COMPANY as confidential information and will use good faith efforts to keep such information private and secure, in accordance with the CEDING COMPANY's commitment to its policyholders and in accordance with federal and state privacy laws. The CEDING COMPANY recognizes that the REINSURER may need to share certain information with auditors, regulators and retrocessionaires in the normal course of conducting business.

Article XVII

Miscellaneous

A. This Agreement shall constitute the entire Agreement between the parties with respect to business reinsured hereunder. There is no understanding between the parties other than as expressed in this Agreement and any change or modification of this Agreement shall be null and void unless made by Amendment to the Agreement and signed by both parties.

B. Any notice or communication given pursuant to this Reinsurance Agreement must be in writing and 1) delivered personally, 2) sent by facsimile or other similar transmission to a number specified in writing by the recipient, 3) delivered by overnight express, or 4) sent by Registered or Certified Mail, Postage Prepaid, Return Receipt Requested, as follows:

If to CEDING COMPANY:	MONY Life Insurance Company 1740 Broadway New York, New York 10019 Attn: Linda Rodway
If to the REINSURER:	AXA Corporate Solutions Life Reinsurance Company 17 State Street, 32nd Floor New York, NY 10004 Attn: Julia Cornely

All notices and other communications required or permitted under this Reinsurance Agreement that are addressed as provided in this Section will 1) if delivered personally or by overnight express, be deemed given upon delivery; 2) if delivered by facsimile transmission or other similar transmission, be deemed given when electronically confirmed, and 3) if sent by Registered or Certified mail, be deemed given when marked Postage Prepaid by the sender's terminal. Any party from time-to-time may change its address, but no such notice of change will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof

C. This Agreement shall be binding to the parties and their respective successors and permitted assignees. This Agreement may not be assigned by either party without the written consent of the other. This Agreement may be modified or amended only by an Amendment duly executed and delivered on behalf of each party by its respective duly authorized officers.

D. This Agreement is an indemnity reinsurance agreement solely between the CEDING COMPANY and the REINSURER. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the REINSURER and the annuitant, owner, beneficiary or any other party under any contracts of the CEDING COMPANY which may be reinsured hereunder; the CEDING COMPANY shall be and remain solely liable to such parties under such contracts reinsured hereunder.

E. All financial transactions under this Agreement shall be made in U. S. dollars.

Article XVIII

Severability

If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not affect or impair the validity or the enforceability of the remaining provisions of this Agreement.

Article XIX

DAC Tax
Treasury Regulation Section 1.848-2(g)(8) Election

The CEDING COMPANY and the REINSURER hereby agree to the following pursuant to the Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code 1986, as amended. This election shall be effective for 1993 and all subsequent taxable years for which this Agreement remains in effect.

A. The term "party" will refer to either the CEDING COMPANY or the REINSURER as appropriate.

B. The terms used in this Article are defined by reference to Treasury Regulations Section 1.848-2 in effect as of December 29, 1992.

C. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deduction limitation of IRC Section 848(c)(1).

D. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The parties also agree to exchange information, which may be otherwise required by the IRS.

E. The CEDING COMPANY will submit to the REINSURER by April 1st of each year, a schedule of its calculation of the net consideration for the preceding calendar year. This schedule will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year.

F. The REINSURER may contest such calculation by providing an alternate calculation to the CEDING COMPANY in writing within thirty (30) days of the REINSURER's receipt of the CEDING COMPANY's calculation. If the REINSURER does not notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER's tax return for the previous calendar year.

G. If the REINSURER contests the CEDING COMPANY's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the REINSURER submits its alternate calculation. If the REINSURER and CEDING COMPANY reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

Article XX

Duration of Agreement

A. This Agreement shall be unlimited as to its duration but may be reduced or terminated as provided in this Article, below.

B. This Agreement shall be open for new business for a minimum of two (2) years as measured from the Effective Date of this Agreement subject to a limit of [redacted]) of total new considerations to the CEDING COMPANY divided by the quota-share percentage as described in Schedule A. Any time on or after the second anniversary of this Agreement, and upon one-hundred-eighty (180) days' written notice, or anytime on of after attainment of three billion dollars [redacted] of total new deposits, either the CEDING COMPANY or the REINSURER may either cancel this Agreement for new business unilaterally or amend the terms of reinsurance for new business by mutual agreement. The facility may be renewed thereafter, subject to mutually accepted terms.

C. The terms of this Agreement may be altered due to the actual insolvency (either party is in the liquidation process) of the REINSURER or the CEDING COMPANY.

Article XXI

Execution of Agreement

This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof signed by less than both, but together signed by both of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of October 1, 1999.

MONY LIFE INSURANCE COMPANY

By: ______________________________ Date: ______________
Name/Title

Attest:

AXA RE LIFE INSURANCE COMPANY (now known as **AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY** as of September 14, 2000)

By: ______ Date:

By: ______

Attest: ______

Schedule A

Plans of Reinsurance

A. Quota-Share Percentage: [redacted]

B. GMDB Reinsured - for New York State only:

- Enhanced Benefit 1: For new issues on or after October 1, 1999; for business issued on or after November 1, 1998 and still in force as of October 1, 1999. For issue ages 0-85: Five Year Ratchet to attained age 70 subject to a minimum of one ratchet; GMDB frozen thereafter. The GMDB is subject to a maximum of [redacted] of net considerations and is reduced proportionally for withdrawals. The CEDING COMPANY retains return of premium benefit reduced proportionally for withdrawals.

- Enhanced Benefit 2: For new issues on or after October 1, 1999; for business issued on or after November 1, 1998 and still in force as of October 1, 1999. For issue ages 0-75: Annual Ratchet to attained age 80; account value thereafter. The GMDB is subject to a maximum of [redacted]% of net considerations and is reduced proportionally for withdrawals. The CEDING COMPANY retains return of premium benefit reduced proportionally for withdrawals. This provision does not extend to in force business.

C. Related Contracts – for New York State only:

- MONY Custom Master (Policy Form Nos. B5-98, B6-98) with issue dates of November 1, 1998 or later

Schedule B

Investment Funds

MONY Life Variable Account A

MONY Series Fund, Inc.Money Market
MONY Series Fund, Inc.Government Securities
MONY Series Fund, Inc.Intermediate Term Bond
MONY Series Fund, Inc.Long Term Bond
Enterprise Accumulation Trust Equity Income
Enterprise Accumulation Trust Growth and Income
Enterprise Accumulation Trust Growth
Enterprise Accumulation Trust Equity
Enterprise Accumulation Trust Managed
Enterprise Accumulation Trust Capital Appreciation
Enterprise Accumulation Trust Small Company Value
Enterprise Accumulation Trust Small Company Growth
Enterprise Accumulation Trust International Growth
Enterprise Accumulation Trust High Yield Bond

Enterprise Accumulation Trust Balanced
Enterprise Accumulation Trust Multi-Cap Growth

Dreyfus Stock Index
The Dreyfus Socially Responsible Growth

Fidelity VIP Growth
Fidelity VIP II Contrafund
Fidelity VIP III Growth Opportunities

Janus Aspen Series Aggressive Growth
Janus Aspen Series Balanced
Janus Aspen Series Capital Appreciation
Janus Aspen Series Worldwide Growth

Schedule C

Suggested Data Layout

Field Description	Comments
Annuitant's ID:	Last Name First Name Middle Name
Sex	M or F
Date of Birth	YYYYMMDD
Social Security No. / Social Insurance No.	
Joint Annuitant's ID:	Last Name If Applicable First Name Middle Name
Sex	M or F
Date of Birth	YYYYMMDD
Social Security No. / Social Insurance No.	
Owner's ID:	Last Name First Name Middle Name
Sex	M or F
Date of Birth	YYYYMMDD
Social Security No. / Social Insurance No.	
Joint Owner's ID:	Last Name If Applicable First Name Middle Name
Sex	M or F
Date of Birth	YYYYMMDD
Social Security No. / Social Insurance No.	
Policy Number	
Policy Issue Date	YYYYMMDD
Policy Issue Status	NI = True New Issue, SC = Spousal Continuance, EX = 1035 Exchange
Tax Status	Qualified (Q), or Non-qualified (N)

Field Description		Comments
GMDB SECTION		
Mortality Risk Definition Indicator		AV = VNAR; CV = VNAR + SCNAR
Death Claim Trigger		A = Annuitant, O = Owner, 1 = 1st to die, 2 = 2nd to die (e.g., A2 = payable upon death of second of joint annuitants)
Current Ratchet Value		If Applicable
Current Reset Value		If Applicable
Current Rollup Value		If Applicable
Current Return of Premium Value		If Applicable
Minimum Guaranteed Death Benefit		
Contract Death Benefit		Greater of Account Value and Minimum Guaranteed Death Benefit
Mortality Risk	VNAR	Max [Contractual Death Benefit – Account Value), 0]
	SCNAR	Surrender Charge, if applicable
GMIB SECTION		
GMIB Indicator		Y = benefit elected, N = benefit not elected, NA = not applicable
Income Benefit Elected		01 = option 1, 02 = option 2, etc.
Expiration of Waiting Period		YYYYMMDD
GMIB Annuitization Date		YYYYMMDD - actual date
Most Recent GMIB Step-up / Reset Date		YYYYMMDD, if applicable
Cancellation Date		YYYYMMDD, if applicable
Pricing Cohort Indicator		
IBB Amount		
GMIB IBNAR Amount		Calculated using an individual life annuity form with 10 years certain
Treasury Rate		Used in IBNAR calculation
GMAB SECTION		
GMAB Indicator		Y = benefit elected, N = benefit not elected, NA = not applicable
Accumulation Benefit Elected		01 = option 1, 02 = option 2, etc.
Maturity Date		YYYYMMDD
Most Recent GMAB Step-up / Rollover Date		YYYYMMDD, if applicable
Cancellation Date		YYYYMMDD, if applicable
Pricing Cohort Indicator		
GMAB Guaranteed Value		Current Value
GMAB NAR		Max [(GMAB Guaranteed Value - Account Value) , 0]
Account Value		Current total value
Surrender Charge		If reinsured
Cumulative Deposits		Total premiums
Cumulative Withdrawals		Total withdrawals

Schedule C
Suggested Data Layout
(continued)

Field Description	Comments
Funding Vehicle Values:	
"MorningStar" designations (US)	
Aggressive Growth	
Balanced	
Corporate Bond	
Government Bond	
Growth	
Growth and Income	
High Yield Bond	
International Bond	
International Stock	
Money Market	
Specialty Fund	
"Financial Post" designations (Canada)	
Asia-Pacific	
Balanced	
Bond	
Canadian Equity	
Dividend	
European Equity	
Global Equity	
International Equity	
North American Equity	
Other	
United States Equity	
Fixed Account	
Dollar Cost Averaging	
Note: total of funding vehicles should equal account value.	
Termination Information:	
Termination Date	YYYYMMDD, If applicable
Reason for Termination	Death (D), Annuitization (A), 1035 Exchange (X), GMIB Election (I), Other (O).
Cause of Death	If applicable. Use your Cause of Death code, and provide translation
Summary Information:	
Total number of records	For reconciliation purposes (may be paper summary) Monthly aggregate information by GMIB Design, GMAB Design, and Pricing Cohort (if applicable)
Total of each dollar field	Monthly aggregate information by GMIB Design, GMAB Design, and Pricing Cohort (if applicable)

Note: All values to nearest dollar

Exhibit I

1994 Variable Annuity MGDB Mortality Table
(applied age last birthday)

Age	Male Qx	Female Qx
1	0.000587	0.000519
2	0.000433	0.000358
3	0.000350	0.000268
4	0.000293	0.000218
5	0.000274	0.000201
6	0.000263	0.000188
7	0.000248	0.000172
8	0.000234	0.000158
9	0.000231	0.000154
10	0.000239	0.000159
11	0.000256	0.000169
12	0.000284	0.000185
13	0.000327	0.000209
14	0.000380	0.000239
15	0.000435	0.000271
16	0.000486	0.000298
17	0.000526	0.000315
18	0.000558	0.000326
19	0.000586	0.000333
20	0.000613	0.000337
21	0.000642	0.000340
22	0.000677	0.000343
23	0.000717	0.000344
24	0.000760	0.000344
25	0.000803	0.000346
26	0.000842	0.000352
27	0.000876	0.000364
28	0.000907	0.000382
29	0.000935	0.000403
30	0.000959	0.000428
31	0.000981	0.000455
32	0.000997	0.000484
33	0.001003	0.000514
34	0.001005	0.000547
35	0.001013	0.000585
36	0.001037	0.000628
37	0.001082	0.000679
38	0.001146	0.000739
39	0.001225	0.000805
40	0.001317	0.000874
41	0.001424	0.000943
42	0.001540	0.001007
43	0.001662	0.001064
44	0.001796	0.001121
45	0.001952	0.001186
46	0.002141	0.001269
47	0.002366	0.001371
48	0.002618	0.001488
49	0.002900	0.001619
50	0.003223	0.001772
51	0.003598	0.001952
52	0.004019	0.002153
53	0.004472	0.002360
54	0.004969	0.002589
55	0.005543	0.002871
56	0.006226	0.003241
57	0.007025	0.003713
58	0.007916	0.004270
59	0.008907	0.004909

Age	Male Qx	Female Qx
60	0.010029	0.005636
61	0.011312	0.006460
62	0.012781	0.007396
63	0.014431	0.008453
64	0.016241	0.009611
65	0.018191	0.010837
66	0.020259	0.012094
67	0.022398	0.013318
68	0.024581	0.014469
69	0.026869	0.015631
70	0.029363	0.016957
71	0.032169	0.018597
72	0.035268	0.020599
73	0.038558	0.022888
74	0.042106	0.025453
75	0.046121	0.028372
76	0.050813	0.031725
77	0.056327	0.035505
78	0.062629	0.039635
79	0.069595	0.044161
80	0.077114	0.049227
81	0.085075	0.054980
82	0.093273	0.061410
83	0.101578	0.068384
84	0.110252	0.075973
85	0.119764	0.084432
86	0.130583	0.094012
87	0.143012	0.104874
88	0.156969	0.116968
89	0.172199	0.130161
90	0.188517	0.144357
91	0.205742	0.159461
92	0.223978	0.175424
93	0.243533	0.192270
94	0.264171	0.210032
95	0.285199	0.228712
96	0.305931	0.248306
97	0.325849	0.268892
98	0.344977	0.290564
99	0.363757	0.313211
100	0.382606	0.336569
101	0.401942	0.360379
102	0.422569	0.385051
103	0.445282	0.411515
104	0.469115	0.439065
105	0.491923	0.465584
106	0.511560	0.488958
107	0.526441	0.507867
108	0.536732	0.522924
109	0.543602	0.534964
110	0.547664	0.543622
111	0.549540	0.548526
112	0.550000	0.550000
113	0.550000	0.550000
114	0.550000	0.550000
115	1.000000	1.000000

Exhibit II

Reinsurance Premiums

Exhibit III

Benefit Limitation Rules

Trapezoidal Rule

Average Aggregate Account Value inforce in calendar year Z equals:

$$\frac{AV(Jan_B)}{24}+$$
$$\frac{AV(Feb_B)+AV(Mar_B)+AV(Apr_B)+AV(May_B)}{12}+$$
$$\frac{AV(Jun_B)+AV(Jul_B)+AV(Aug_B)+AV(Sep_B)}{12}+$$
$$\frac{AV(Oct_B)+AV(Nov_B)+AV(Dec_B)}{12}+$$
$$\frac{AV(Dec_E)}{24}$$

where $AV(Month_B)$ is equal to the beginning of month aggregate account value of the Related Contracts listed in Schedule A and $AV(Month_E)$ is equal to the end of month aggregate account value of the Related Contracts listed in Schedule A.

For partial calendar years $AV(Month_B)$ for months prior to the Effective Date of this Reinsurance Agreement should be set equal to zero.

Exhibit IV

Confidentiality and Non-Disclosure Agreement

AXA CORPORATE SOLUTIONS

Julia Cornely, FLMI
Assistant Vice President
Reinsurance Solution – Treaty Services
Phone (212) 859-0532
Fax (212) 859-0575
julia.cornely@axa-corporatesolutions.com

LIFE, HEALTH & ANNUITY REINSURANCE

November 14, 2001

Mr. Harvey Feuer, ASA
Assistant Vice President & Actuary
MONY Life Insurance Company
1740 Broadway
New York, NY 10019

Dear Mr. Feuer,

This letter concerns the MONY Custom Master GMDB new business facility that has been available to MONY for a period of two years under Reinsurance Agreement No. 99028NY dated October 1, 1999. (The Agreement is pending execution.)

We find that AXA Corporate Solutions can not offer a renewal of the new business facility under the current structure of the Agreement. In accordance with the termination provisions set forth under Article XX, Duration of Agreement, AXA Corporate Solutions hereby provides you with 180 days prior written notification of our intent to ***terminate Agreement No. 99028NY for new business as of May 15, 2002***.

AXA Corporate Solutions values MONY as our business partner. Should new reinsurance terms be successfully negotiated under our revised reinsurance structure, a new Agreement will be prepared to replace terminated Agreement 99028NY. Please call our underwriter, Josée Deroy, if you have any questions.

This letter is sent in duplicate original for acknowledgement of receipt and countersignature. Kindly secure signatures on behalf of MONY, retain one original for filing in your copy of the Agreement and return one original to AXA for filing.

Please let us know if you have any concerns that you would like to discuss. Thank you.

Signed for AXA Corporate Solutions Life Reinsurance Company:

Signed for MONY Life Insurance Company:

cc: J. Deroy

Amendment No. 1 to
Automatic Reinsurance Agreement No. 99028NY, Dated October 1, 1999
between
MONY LIFE INSURANCE COMPANY [redacted]
(CEDING COMPANY)
and
AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
(REINSURER)

Effective as of the dates indicated, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

- *Schedule A, Plans of Reinsurance,* is replaced, effective October 1, 1999, by the attached Schedule A, to correct Paragraph B, Enhanced Benefit 2. The Enhanced Benefit 2 is extended to inforce business.
- *Schedule B, Investment Funds,* is hereby replaced by the attached Schedule B to describe the additions and revisions to the fund offerings as of the dates indicated.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

MONY LIFE INSURANCE COMPANY

AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

Amendment No. 2 to

Automatic Reinsurance Agreement No. 99028NY, Dated October 1, 1999

between

MONY LIFE INSURANCE COMPANY

(CEDING COMPANY)

and

AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

(REINSURER)

Effective September 30, 2004, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

The parties shall effect a complete recapture by the CEDING COMPANY of the reinsurance In Force hereunder and a termination of the Agreement as follows:

1. The recapture and termination effective date shall be the effective date of this Amendment;
2. The final accounting in accordance with the terms of the Agreement shall be the monthly reporting as of September 30, 2004;
3. Upon settlement of the final accounting referenced above, the REINSURER shall be released from any and all liability under the Agreement, regardless of when such liability shall occur.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

MONY LIFE INSURANCE COMPANY

AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

Schedule A

Plans of Reinsurance

A. Quota-Share Percentage: 100%

B. GMDB Reinsured - for New York State only:

- Enhanced Benefit 1: For new issues on or after October 1, 1999; for business issued on or after November 1, 1998 and still in force as of October 1, 1999. For issue ages 0-85: Five Year Ratchet to attained age 70 subject to a minimum of one ratchet; GMDB frozen thereafter. The GMDB is subject to a maximum of [redacted] of net considerations and is reduced proportionally for withdrawals. The CEDING COMPANY retains return of premium benefit reduced proportionally for withdrawals.

- Enhanced Benefit 2: For new issues on or after October 1, 1999; for business issued on or after November 1, 1998 and still in force as of October 1, 1999. For issue ages 0-75: Annual Ratchet to attained age 80; account value thereafter. The GMDB is subject to a maximum of [redacted]% of net considerations and is reduced proportionally for withdrawals. The CEDING COMPANY retains return of premium benefit reduced proportionally for withdrawals.

C. Related Contracts – for New York State only:

- MONY Custom Master (Policy Form Nos. B5-98, B6-98) with issue dates of November 1, 1998 or later

Schedule B

Investment Funds

MONY America Variable Account A

MONY Series Fund, Inc.Money Market
MONY Series Fund, Inc.Government Securities
MONY Series Fund, Inc.Intermediate Term Bond
MONY Series Fund, Inc.Long Term Bond
Enterprise Accumulation Trust Equity Income
Enterprise Accumulation Trust Growth and Income
Enterprise Accumulation Trust Growth
Enterprise Accumulation Trust Equity
Enterprise Accumulation Trust Managed
Enterprise Accumulation Trust Capital Appreciation
Enterprise Accumulation Trust Small Company Value
Enterprise Accumulation Trust Small Company Growth
Enterprise Accumulation Trust International Growth
Enterprise Accumulation Trust High Yield Bond
Enterprise Accumulation Trust Deep Value *(May 1, 2003 replaces* Enterprise Accumulation Trust Balanced*)*
Enterprise Accumulation Trust Multi-Cap Growth
Enterprise Accumulation Trust Mergers and Acquisitions *(added May 1, 2003)*
Enterprise Accumulation Trust Short Duration Bond *(added May 1, 2003)*
Enterprise Accumulation Trust Total Return *(added May 1, 2003)*

Dreyfus Stock Index
Dreyfus Socially Responsible Growth

Fidelity VIP Growth
Fidelity VIP II Contrafund
Fidelity VIP III Growth Opportunities

Janus Aspen Series Mid-Cap Growth *(name changed May 1, 2003; formerly* Janus Aspen Series Aggressive Growth*)*
Janus Aspen Series Balanced
Janus Aspen Series Capital Appreciation
Janus Aspen Series Worldwide Growth

AIM V.1. Basic Value *(added May 1, 2003)*
AIM V.1. Mid-Cap Core Equity *(added May 1, 2003)*

Alger American Mid-Cap Growth *(added May 1, 2003)*

Franklin Income Securities *(added May 1, 2003)*
Franklin Rising Dividends Securities *(added May 1, 2003)*
Franklin Zero Coupon 2010 *(added May 1, 2003)*

Schedule B

Investment Funds
(Continued)

Lord Abbet Growth and Income *(added May 1, 2003)*
Lord Abbet Mid-Cap Value *(added May 1, 2003)*

Oppenheimer Global Securities *(added May 1, 2003)*
Oppenheimer Main Street *(added May 1, 2003)*

PIMCO Global Bond *(added May 1, 2003)*
PIMCO Real Return *(added May 1, 2003)*

ProFund VP Bear *(added May 1, 2003)*
ProFund VP Rising Rates Opportunity *(added May 1, 2003)*
ProFund VP Ultra Bull *(added May 1, 2003)*

Van Kampen UIF U.S. Real Estate *(added May 1, 2003)*